UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2016

HISPANICA INTERNATIONAL DELIGHTS OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-190788	46-2552550
State or other jurisdiction	Commission file number	I.R.S. Employer Identification No.
of incorporation or organization

575 Lexington Avenue, 4th Floor, New York, NY 10022

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (516) 867-8383

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1- Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Effective September 30, 2016, the Company entered into a Securities Purchase Agreement (“Purchase Agreement”) with Anson Investments Master Fund LP (“Anson”) pursuant to which Anson purchased the Company’s unsecured convertible promissory note in the principal amount of $440,000.00 (“Note”). The carries interest at the rate of 5% per annum. The maturity date of the Note is October 30, 2017. The Note was issued with a 10% original issue discount. As additional consideration for the purchase of the Note, the Company issued 1,100,000 shares of its Common Stock to Anson.

The Purchase Agreement contains certain customary warranties and representation. Amounts due under the Note may be accelerated upon an “event of default such as failure to pay amounts due thereunder when due, breach of a covenant, material inaccuracy of a representation or the occurrence of bankruptcy, if not either waiver or cured.

Pursuant to the Purchase Agreement, the Company issued its Common Stock Purchase Warrant to Anson. The Warrant allows Anson to purchase up to 400,000 shares of the Company’s Common Stock at an exercise price of $0.85 per share until September 30, 2021.

Lastly, the Company and Anson entered into a Registration Rights Agreement covering the 1,100,000 shares issued to Anson. Under the Registration Rights Agreement, the Company is required to file a registration statement with the U.S. Securities and Exchange Commission covering up to an aggregate of 8,000,000 shares within 45 days of the sale and receipt by the Company of an aggregate of $400,000.00 of Notes sold pursuant to the Purchase Agreement.

The foregoing description of the Purchase Agreement, the Note, the Warrant and the Registration Rights Agreement is qualified in its entirety by reference to the Purchase Agreement, Note, Warrant and Registration Rights Agreement filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Report and are hereby incorporated by reference into this Item 1.01.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Report is incorporated herein and made a part of this Item 2.03.

Section 3- Securities and Trading Markets

Item 3.02 Sale of Unregistered Securities

The information in Item 1.01 of this Report as it pertains to the issuance of 1,100,000 shares of the Company’s Common Stock pursuant to the Purchase Agreement is incorporated herein and made a part of this Item 3.02.

Section 9- Financial Statement and Exhibits

Item 9.01 Financial Statement and Exhibits

Exhibit	Description

10.1	Securities Purchase Agreement dated September 30, 2016 by and between Hispanica International Delights of America, Inc., and Anson Investments Master fund LP.

10.2	Convertible Promissory Note dated September 30, 2016 issued to Anson Investments Master Fund LP.

10.3	Common Stock Purchase Warrant dated September 30, 2016.

10.4	Registration Rights Agreement dated September 30, 2016 by and between Hispanica International Delights of America, Inc., and Anson Investments Master Fund LP.

The Exhibits to this amended Report are incorporated by

reference to the report filed October 5, 2016.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HISPANICA INTERNATIONAL DELIGHTS OF AMERICA, INC.

Dated: October 7, 2016	By: /s/ Fernando Oswaldo Leonzo
President and Chief Executive Officer